UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2008, Alion Science and Technology Corporation (the "Registrant") entered into an Employment Agreement (the "Agreement") with Michael J. Alber, Senior Vice President, Executive Director of Financial Operations, Assistant Treasurer and acting Chief Financial Officer of the Registrant ("Alber"), pursuant to which the Registrant and Alber agreed upon the terms of Alber’s continued employment with the Registrant. Pursuant to the terms of the Agreement, the Registrant has agreed to pay Alber a base salary of not less than Two Hundred and Sixty Thousand Dollars ($260,000) per year, subject to adjustments in the discretion of the Board of Directors of the Registrant.

A copy of the Agreement is attached to this current report on Form 8-K as Exhibit 10.44 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.44 Employment Agreement by and between Alion Science and Technology Corporation and Michael J. Alber

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

April 8, 2008	By:	James C. Fontana

Name: James C. Fontana
Title: Senior VP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.44	Employment Agreement by and between Alion Science and Technology Corporation and Michael J. Alber